UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 22, 2004

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 230
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On November 22, 2004, Penn Virginia Resource Partners, L.P. ("PVR") entered into a Purchase Agreement with Cantera Resources Holdings LLC ("Holdings") providing for PVR's purchase from Holdings (the "Transaction") of 100% of the membership interests of Cantera Natural Gas, LLC (the "Company"), a Delaware limited liability company engaged in the natural gas gathering and processing business, for $191 million cash payable at closing.

The closing of the Transaction is subject to PVR's receipt of all historical audited financial statements of the Company as required for PVR to comply with Rule 3-05(b) of Regulation S-X and other customary closing conditions, including approvals and/or clearances from applicable governmental agencies.

In connection with the Transaction, PVR has received a firmly underwritten financing commitment from Royal Bank of Canada for a combination of debt facilities in an aggregate of up to $350 million.

Item 9.01. Financial Statements and Exhibits.

           (c)  Exhibits

                99 - Penn Virginia Resource Partners, L.P. press release dated November 23, 2004.

Exhibit 99 and the information included in it shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as may be expressly set forth by specific reference in this Report.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2004

Penn Virginia Resource Partners, L.P.

By: Penn Virginia Resource GP, LLC, its General Partner

By: /s/ Frank A. Pici
Frank A. Pici
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99	Penn Virginia Resource Partners, L.P. press release dated November 23, 2004